Exhibit 99.1

M/A-COM Technology Solutions Holdings, Inc. Reports Second Quarter of Fiscal 2012

Financial Results

Achieves Sequential Revenue Growth of 6.1%,

Gross Margin of 47.2% and Operating Margin of 23.2%

Non-GAAP Gross Margin Improves 410 Basis Points Sequentially to 47.7%;

Non-GAAP Operating Margin Improves 740 Basis Points Sequentially to a Record 23.0%

LOWELL, MA, May 8, 2012 - M/A-COM Technology Solutions Holdings, Inc. (NASDAQ: MTSI) (“M/A-COM Tech”), a leading supplier of high performance analog semiconductor solutions, today reported its financial results for the second quarter of fiscal 2012 ended March 30, 2012.

Second Quarter Fiscal Year 2012 GAAP Results

•	Revenue increased 6.1 percent sequentially to $77.5 million;

•	Gross margin increased to 47.2 percent;

•	Operating margin increased to 23.2 percent;

•	Net loss was ($53.6) million, or ($8.02) per share, largely due to non-cash adjustments in the value of equity instruments carried at fair value; and

•	Cash and cash equivalents were $74.7 million and there was no debt outstanding as of March 30, 2012.

Second Quarter Fiscal Year 2012 Non-GAAP Results

•	Gross margin increased to 47.7 percent;

•	Operating margin increased to 23.0 percent;

•	Net income increased to $12.1 million, or $0.28 per diluted share; and

•	Results were driven by improved operational efficiency, increasing sales of higher margin products and continued management of operating expenses.

Commenting on the results, Charles Bland, Chief Executive Officer of M/A-COM Tech, stated, “For our first quarter as a public company, I am pleased to report sequential growth in revenue and gross margin, as well as record operating margin results. Our new product initiatives, cost savings and operating leverage continue to drive revenue and margin expansion as well as strong positive cash flow. During the quarter, we released 34 new products targeting a broad range of applications in our core markets.”

“Revenue during the quarter was driven primarily by strong, broad-based demand in the Aerospace and Defense market, particularly in products for radar and satellite communication datalinks. Networks market revenue continued to be impacted by reduced spending by telecommunication operators, particularly for base station infrastructure applications. Nonetheless, we continue to believe in the long-term trend toward increasing demand for next generation networking solutions that enable the increasingly data-intensive applications of today and the future. Our Multi-market revenue reflected an increase in sales of our products for mobile devices and automotive applications, offset by declines in demand for our general purpose products through our distribution channels. Overall, I believe our continued focus on new product development and execution will drive further growth and margin expansion in 2012.”

Business Outlook

Based on the present and projected end-market demand environment for its products, M/A-COM Tech’s current expectation for the third quarter of fiscal 2012 is for revenue to range between $78.0 million and $82.0 million, non-GAAP gross margin between 48.0 percent and 50.0 percent and non-GAAP earnings per diluted share between $0.25 and $0.30, assuming 48.1 million shares outstanding.

Conference Call

M/A-COM Tech will host a conference call on Tuesday, May 8, 2012 at 5:00 p.m. Eastern Time to discuss its second quarter of fiscal 2012 financial results. Investors and analysts may join the conference call by dialing 1-877-837-3908 and providing the confirmation code 71078792. International callers may join the teleconference by dialing 1-973-872-3000 and entering the same confirmation code at the prompt. A telephone replay of the call will be made available on May 8th approximately two hours after the call and will remain available for 3 business days. The replay number is 1-855-859-2056 with a pass code of 71078792. International callers should dial 1-404-537-3406 and enter the same pass code at the prompt.

Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties in the Investors section of M/A-COM Tech’s website at http://www.macomtech.com. To listen to the live call, please go to the Investors section of M/A-COM Tech’s website and click on the conference call link at least fifteen minutes prior to the start of the conference call. For those unable to participate during the live broadcast, a replay will be available shortly after the call and will remain available for approximately 30 days.

About M/A-COM Technology Solutions Holdings, Inc.

M/A-COM Tech (www.macomtech.com) is a leading supplier of high performance analog semiconductor solutions for use in radio frequency (RF), microwave, and millimeter wave applications. Recognized for its broad portfolio of products, M/A-COM Tech serves diverse markets including CATV, wireless infrastructure, optical communications, aerospace and defense, automotive, industrial, medical, and mobile devices. M/A-COM Tech builds on more than 60 years of experience designing and manufacturing innovative product solutions for customers worldwide.

Headquartered in Lowell, Massachusetts, M/A-COM Tech is certified to the ISO9001 international quality standard and ISO14001 environmental management standard. M/A-COM Tech has design centers and sales offices throughout North America, Europe, Asia and Australia.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on M/A-COM Tech management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among others, information concerning our stated business outlook and future results of operations, trends toward increasing demand for next generation networking solutions, business strategies, competitive position, industry, potential for future growth and margin expansion and market opportunities. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements contained in this press release reflect M/A-COM Tech’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although M/A-COM Tech believes that the expectations reflected in the forward-looking statements are reasonable, it cannot and does not guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, among others, the potential for continued weakness in our Networks market, lower than expected demand in any of our three primary markets or from any of our large OEM customers, lower than expected absorption in our manufacturing facilities, lack of success or slower than expected success in our new product development efforts, lower than anticipated customer acceptance of our new product introductions, potential for a shift in the mix of products sold in any period toward lower-margin products or shift in the geographical mix of our revenues, the impact of supply shortages or other disruptions in our internal or outsourced supply chain, the relative success of our cost-savings initiatives, as well as those factors described in “Risk Factors” in M/A-COM Tech’s filings with the Securities and Exchange Commission, including its prospectus filed on March 15, 2012. M/A-COM Tech undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

In addition to GAAP reporting, M/A-COM Tech provides investors with Non-GAAP financial reporting, including gross margin, operating margin, net income and other data calculated on a Non-GAAP basis. This Non-GAAP information excludes amortization of acquisition-related intangibles, share-based and other non-cash compensation expense, restructuring charges, changes in the carrying values of liabilities measured at fair value, other non-cash expenses and certain income tax items. Management does not believe that the excluded items are reflective of M/A-COM Tech’s underlying performance. The exclusion of these and other similar items from M/A-COM Tech’s Non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. M/A-COM Tech believes this Non-GAAP financial information provides additional insight into M/A-COM Tech’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of M/A-COM Tech’s on-going operations and enable more meaningful period to period comparisons. These Non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and Non-GAAP financial data is included in the supplemental financial data attached to this press release.

# # #

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	March 30,	December 30	April 1,	March 30,	April 1,
	2012	2011	2011	2012	2011
Revenue	$77,480	$73,035	$77,884	$150,515	$152,793
Cost of revenue	40,931	41,620	45,639	82,551	89,934

Gross profit	36,549	31,415	32,245	67,964	62,859
Operating expenses:
Research and development	8,773	9,891	8,356	18,664	16,070
Selling, general and administrative	11,040	11,278	12,556	22,318	24,793
Accretion of contingent consideration	(1,247)	169	198	(1,078)	295
Restructuring charges	—	1,586	357	1,586	739

Total operating expenses	18,566	22,924	21,467	41,490	41,897

Income from operations	17,983	8,491	10,778	26,474	20,962
Other (income) expense:
Accretion of common stock warrant liability	7,447	(1,458)	2,950	5,989	2,950
Accretion of Class B conversion liability	57,739	(13,620)	17,420	44,119	17,420
Interest expense	203	181	87	384	615

Total other (income) expense	65,389	(14,897)	20,457	50,492	20,985

Income (loss) before income taxes	(47,406)	23,388	(9,679)	(24,018)	(23)
Income tax (provision) benefit	(6,155)	(1,346)	1,376	(7,501)	5

Net income (loss) from continuing operations	(53,561)	22,042	(8,303)	(31,519)	(18)
Net loss from discontinued operations	—	—	(1,454)	—	(1,133)

Net income (loss)	(53,561)	22,042	(9,757)	(31,519)	(1,151)
Accretion to redemption value of redeemable preferred stock and preferred stock dividends	(1,201)	(21,291)	(77,555)	(2,616)	(77,698)

Net income (loss) attributable to common stockholders	$(54,762)	$751	$(87,312)	$(34,135)	$(78,849)

Net income (loss) per share:
Basic income (loss) per common share:
Income (loss) from continuing operations	$(8.02)	$0.43	$(55.50)	$(7.93)	$(58.69)
Loss from discontinued operations	—	—	(0.94)	—	(0.86)

Net income (loss) per common share	$(8.02)	$0.43	$(56.44)	$(7.93)	$(59.55)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$(8.02)	$0.20	$(55.50)	$(7.93)	$(58.69)
Loss from discontinued operations	—	—	(0.94)	—	(0.86)

Net income (loss) per common share	$(8.02)	$0.20	$(56.44)	$(7.93)	$(59.55)

Shares used to compute net income (loss) per share:
Basic	6,829	1,747	1,547	4,306	1,324

Diluted	6,829	3,753	1,547	4,306	1,324

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(unaudited)

(in thousands, except per share data)

	Three Months Ended
	March 30, 2012		December 30, 2011		April 1, 2011
	Amount	% Revenue	Amount	% Revenue	Amount	% Revenue

Gross profit - GAAP	$36,549	47.2%	$31,415	43.0%	$32,245	41.4%
Amortization expense	382	0.5	382	0.5	382	0.5
Non-cash compensation expense	42	0.1	36	—	102	0.1

Gross profit - Non-GAAP	$36,973	47.7%	$31,833	43.6%	$32,729	42.0%

Income from operations - GAAP	$17,983	23.2%	$8,491	11.6%	$10,778	13.8%
Amortization expense	639	0.8	640	0.9	639	0.8
Non-cash compensation expense	463	0.6	533	0.7	528	0.7
Accretion of contingent consideration	(1,247)	-1.6	169	0.2	198	0.3
Restructuring charges	—	—	1,586	2.2	357	0.5

Income from operations - Non-GAAP	$17,838	23.0%	$11,419	15.6%	$12,500	16.0%

Net income (loss)) - GAAP	$(53,561)	-69.1%	$22,042	30.2%	$(9,757)	-12.5%
Amortization expense	436	0.6	437	0.6	415	0.5
Non-cash compensation expense	316	0.4	364	0.5	343	0.4
Accretion of contingent consideration	(852)	-1.1	115	0.2	129	0.2
Restructuring charges	—	—	1,083	1.5	232	0.3
Accretion of common stock warrant liability	7,447	9.6	(1,458)	-2.0	2,950	3.8
Accretion of Class B conversion liability	57,739	74.5	(13,620)	-18.6	17,420	22.4
Non-cash interest expense	50	0.1	40	0.1	31	—
Nonrecurring tax items	520	0.7	(1,287)	-1.8	(2,209)	-2.8
Net loss from discontinued operations	—	—	—	—	(1,454)	-1.9

Net income - Non-GAAP	$12,095	15.6%	$7,716	10.6%	$8,100	10.4%

		Income (loss) per diluted share		Income (loss) per diluted share		Income (loss) per diluted share
Net income (loss)) - GAAP:
Net income (loss)	$(53,561)	$(7.84)	$22,042	$5.87	$(9,757)	$(6.31)
Accretion to redemption value of redeemable preferred stock and preferred stock dividends	(1,201)	(0.18)	(21,291)	(5.67)	(77,555)	(50.13)

Net income (loss) attributable to common stock	$(54,762)	$(8.02)	$751	$0.20	$(87,312)	$(56.44)

Net income - Non-GAAP	$12,095	$0.28	$7,716	$0.19	$8,100	$0.19

Diluted shares - GAAP	6,829		3,753		1,547
Convertible preferred stock	33,591		37,748		37,748
Incremental stock options, warrants, restricted stock and units	2,342		—		2,370

Diluted shares - Non-GAAP	42,762		41,501		41,665

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	March 30,	September 30,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$74,743	$45,668
Accounts receivable, net	48,489	46,212
Inventories	49,788	52,480
Deferred income taxes and other current assets	12,132	12,175

Total current assets	185,152	156,535
Property and equipment, net	29,570	25,364
Goodwill and intangible assets	24,791	26,071
Other assets	2,246	3,298

TOTAL ASSETS	$241,759	$211,268

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Accounts payable, accrued liabilities and other	$40,513	$38,990
Deferred revenue	7,957	13,119
Current portion of contingent consideration	6,084	15,000

Total current liabilities	54,554	67,109
Contingent consideration, less current portion	3,340	10,502
Common stock warrant liability	16,725	10,736
Class B conversion liability	—	81,378
Other long-term liabilities	1,508	4,362

Total liabilities	76,127	174,087

Redeemable and convertible preferred stock	—	182,018

Commitments and contingencies

Stockholders’ equity (deficit)	165,632	(144,837)

TOTAL LIABILITIES AND EQUITY (DEFICIT)	$241,759	$211,268

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Six Months Ended
	March 30,	April 1,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(31,519)	$(1,151)
Adjustments to reconcile net loss to net cash from operating activities - net of effects from acquisition:
Accretion of common stock warrant liability	5,989	2,950
Accretion of Class B conversion liability	44,119	17,420
Depreciation and amortization	5,491	5,166
Accretion of contingent consideration	(1,078)	295
Stock-based and other noncash incentive compensation	996	777
Non-cash interest expense	132	63
Other	(1,870)	1,641
Change in operating assets and liabilities (net of assets acquired and liabilities assumed in acquisition):
Accounts receivable	(2,277)	(263)
Inventories	2,692	(7,924)
Prepaid expenses and other assets	(457)	(569)
Accounts payable and accrued liabilities and other	1,102	(8,908)
Deferred revenue	(5,162)	1,088

Net cash from operating activities	18,158	10,585

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of assets	—	572
Purchases of property and equipment	(9,665)	(3,803)

Net cash from investing activities	(9,665)	(3,231)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from initial public offering, net of underwriters’ discount	98,175	—
Payment of Class B preference	(60,000)	—
Financing and offering costs	(2,146)	—
Proceeds from stock option exercises	104	456
Payments on notes payable	—	(30,000)
Payments on capital leases	—	(411)
Proceeds from issuance of convertible preferred stock with warrants and conversion features	—	118,680
Repurchase of common stock	(330)	—
Payment of contingent consideration	(15,000)	(8,825)
Payment of dividends	(204)	(79,137)
Payments to Mimix Holdings, Inc. preferred and common stockholders	(17)	—

Net cash from financing activities	20,582	763

NET INCREASE IN CASH AND CASH EQUIVALENTS	29,075	8,117

CASH AND CASH EQUIVALENTS - Beginning of period	45,668	23,946

CASH AND CASH EQUIVALENTS - End of period	$74,743	$32,063

Company Contact:

M/A-COM Technology Solutions Holdings, Inc.

Conrad Gagnon

Chief Financial Officer

P: 978-656-2550

E: Conrad.Gagnon@macomtech.com

Investor Relations Contact:

Shelton Group

Leanne K. Sievers

EVP, Investor Relations

P: 949-224-3874

E: lsievers@sheltongroup.com